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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-38128) under the Securities Act of 1933 on Form N-1A of our report dated December 14, 2000 on our audit of the statement of assets and liabilities of the Warburg, Pincus Global Financial Services Fund, Inc. at December 12, 2000. We also consent to the reference to our Firm under the headings "Independent Accountants and Counsel" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
Two Commerce Square
Philadelphia, Pennsylvania
December 14, 2000